UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

NitroMed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50439	22-3159793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hayden Avenue, Suite 3000 Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2009, NitroMed, Inc. (“NitroMed”) entered into a letter agreement (the “Letter Agreement”) with Kenneth M. Bate, NitroMed’s President, Chief Executive Officer and Interim Chief Financial Officer.  The Letter Agreement sets forth the terms pursuant to which Mr. Bate will be terminated without cause immediately prior to the closing of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of January 27, 2009, by and among NitroMed, NTMD Parent Acquisition Corp., NTMD Acquisition Corp., Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited.

The Letter Agreement makes reference to that certain Retention Agreement, dated as of January 23, 2007, between NitroMed and Mr. Bate (the “Retention Agreement”), as amended by that certain letter amendment, dated as of December 29, 2008, pursuant to which Mr. Bate is entitled to receive severance payments in the event Mr. Bate’s employment with NitroMed is terminated under certain circumstances in connection with or subsequent to a change in control of NitroMed (as defined in the Retention Agreement).  Pursuant to the terms of the Letter Agreement, in connection with and upon the termination without cause of Mr. Bate’s employment immediately prior to the effective time of the Merger, NitroMed has agreed  to provide Mr. Bate with the benefits set forth in the Retention Agreement, including without limitation (A) a lump sum payment of (i) Mr. Bate’s base salary through the date of termination plus any deferred pay and any vacation time, (ii) an amount equal to Mr. Bate’s highest annual base salary during the two year period prior to the closing of the Merger and (iii) an amount equal to Mr. Bate’s then current annual bonus target percentage multiplied by Mr. Bate’s highest base salary over the last two years, and (B) continued benefits coverage for Mr. Bate and his family for 12 months following termination at least equal to the benefits that NitroMed provided prior to Mr. Bate’s termination.  NitroMed’s obligation to provide the benefit coverage set forth in clause (B) of the preceding sentence will cease if Mr. Bate becomes employed by another employer and is eligible to receive benefits through that other employer.

The Letter Agreement clarifies that Mr. Bate will be terminated without cause immediately prior to the Merger and does not confer any additional benefits upon Mr. Bate that he would not otherwise be entitled to receive pursuant to existing agreements between Mr. Bate and NitroMed.  In addition, Mr. Bate waives his right in the Letter Agreement to assert against NitroMed, and releases NitroMed from, any legal claims arising through and including the closing date of the Merger.

The material terms and conditions of the Retention Agreement and the subsequent letter amendment were previously reported on Current Reports on Form 8-K that were filed on January 25, 2007 and December 31, 2008, respectively, and such previously filed Forms 8-K are incorporated herein by reference.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: February 26, 2009	By:	/s/ Kenneth M. Bate

Kenneth M. Bate President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of February 23, 2009, by and between NitroMed, Inc. and Kenneth M. Bate